Exhibit 99.1

Cactus Announces Third Quarter 2026 Results

HOUSTON – October 28, 2026 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the third quarter of 2026.
Third Quarter Highlights
•Revenue of $430.9 million and operating income of $94.0 million;
•Net income of $74.1 million and diluted earnings per Class A share of $0.87;
•Adjusted net income(1) of $78.0 million and diluted earnings per share, as adjusted(1) of $0.96;
•Net income margin of 17.2% and adjusted net income margin(1) of 18.1%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $132.0 million and 30.6%, respectively;
•Cash and cash equivalents of $354.2 million, with no bank debt outstanding as of September 30, 2026;
•In September 2026, the Board of Directors approved the construction of a new Spoolable Technologies manufacturing facility in the Middle East; and
•In October 2026, the Board of Directors declared a quarterly cash dividend of $0.15 per Class A share.
Financial Summary

	Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
	(in thousands)
Revenues	$430,888	$449,528	$263,954
Operating income(3)	$94,048	$83,582	$61,234
Operating income margin	21.8%	18.6%	23.2%
Net income	$74,091	$61,380	$50,188
Net income margin	17.2%	13.7%	19.0%
Adjusted net income(1)	$77,987	$75,113	$53,719
Adjusted net income margin(1)	18.1%	16.7%	20.4%
Adjusted EBITDA(2)	$132,025	$132,780	$86,943
Adjusted EBITDA margin(2)	30.6%	29.5%	32.9%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP financial measures, including the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the Cactus International and FlexSteel acquisitions, including expenses related to purchase price fair value adjustments of inventory, fixed assets, backlog and other intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “Overall company performance remained exceptionally strong in the third quarter. Our Spoolable Technologies segment meaningfully expanded sales with record international shipments and bookings since the acquisition, while achieving excellent margins. Our Pressure Control business declined as anticipated, but margins were more resilient than expected as strong domestic performance and synergy realization helped offset lower operating leverage in our Cactus International Joint Venture. I am also pleased with our order intake in the third quarter as our backlog grew by more than $150 million, nearly doubling in our Spoolable Technologies segment.
“We expect consolidated revenues in the fourth quarter to modestly increase. We believe that the U.S. land rig count will remain approximately flat from today's levels through the remainder of the year. We anticipate that fourth quarter Pressure Control revenues will increase modestly versus the third quarter, as strength in the domestic market is combined with flat activity in the Middle East. In Spoolable Technologies, we expect sales to be up slightly in the fourth quarter, as continued international shipment momentum more than offsets typical North American market seasonality.”

Mr. Bender concluded, “This is a very exciting time for Cactus, and I am pleased to announce the Board's approval of the construction of a Spoolable Technologies manufacturing facility in the Middle East. This facility, expected to commence operations in 2029, will offer a local footprint in a critically important long-term oil and gas region and further benefits from the rapidly expanding unconventional market in the Middle East. Customer demand for our Spoolable products continues to accelerate, and the previously announced expansion of our Baytown manufacturing facility coupled with the development in the Middle East is expected to provide the necessary capacity for several years of growth at what we believe are attractive returns.”

Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies. Corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other expenses. Cactus International business results are included in the Pressure Control segment.

Pressure Control

Third quarter 2026 Pressure Control revenue decreased $39.2 million, or 11.4%, sequentially, primarily due to lower product shipments in the Middle East. Operating income increased $2.4 million, or 4.0%, sequentially, with margins increasing 300 basis points, as lower operating leverage was more than offset by continued strength in spares and repair margins in the Middle East and lower purchase price accounting-related adjustments, which declined from $20.0 million to $9.4 million in the quarter. Adjusted Segment EBITDA decreased $9.8 million, or 10.2%, sequentially, with Adjusted Segment EBITDA margins increasing 40 basis points.

Spoolable Technologies

Third quarter 2026 Spoolable Technologies revenues increased $21.3 million, or 20.2%, sequentially, due to strong growth in both domestic and international shipments. Operating income increased $9.4 million, or 29.3%, sequentially, on higher volume, while margins increased 230 basis points. Adjusted Segment EBITDA was higher by $9.8 million, or 23.3%, sequentially, with Adjusted Segment EBITDA margins increasing 110 basis points, as operating leverage moved favorably.

Corporate and Other Expenses

Third quarter 2026 Corporate and Other expenses increased $1.3 million sequentially, primarily due to higher transaction and personnel expenses. Third quarter Corporate and Other expenses included $0.6 million of transaction-related expenses resulting from the acquisition of Cactus International, $0.4 million higher than the second quarter.

Liquidity, Capital Expenditures and Other
As of September 30, 2026, the Company had $354.2 million of cash and cash equivalents, no bank debt outstanding, and $263.5 million of availability on our U.S. and UAE revolving credit facilities. Operating cash flow was $18.4 million for the third quarter of 2026, reflecting the $91.0 million amount disbursed to Baker Hughes related to legal entity formation activities. During the third quarter, the Company made dividend payments and associated distributions of $12.0 million.

Net capital expenditures were $16.1 million during the third quarter of 2026. For the full year 2026, the Company expects its net capital expenditures to be approximately $65 million. The estimate includes the placement of orders for long-lead equipment related to the Middle East Spoolable Technologies manufacturing facility and the ongoing Baytown facility expansion.

Remaining Performance Obligations, or backlog, closed the quarter at $615.6 million. The majority of this backlog is associated with our Cactus International business, with the balance attributable to Spoolable Technologies.

As of September 30, 2026, Cactus had 70,119,569 shares of Class A common stock outstanding (representing 87.5% of the total voting power) and 10,061,249 shares of Class B common stock outstanding (representing 12.5% of the total voting power).
Quarterly Dividend
The Board of Directors has approved a quarterly cash dividend of $0.15 per share of Class A common stock. Payment will occur on December 17, 2026 to holders of record of Class A common stock at the close of business on November 30, 2026. A corresponding distribution of up to $0.15 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday October 29, 2026 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.

Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers and manufacturing facilities globally with an emphasis in North America and the Middle East.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “anticipate,” “backlog,” “believe,” “continue,” “estimate,” “expect,” “guidance,” “hope,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “potential,” “should,” “will,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations, financial condition, or expenditures or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Treasurer, Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands, except per share data)
Revenues
Pressure Control	$304,829	$168,714	$948,996	$538,763
Spoolable Technologies	126,868	95,240	322,301	284,043
Corporate and other(1)	(809)	—	(2,532)	(4,958)
Total revenues	430,888	263,954	1,268,765	817,848

Operating income
Pressure Control	61,528	44,523	159,287	141,189
Spoolable Technologies	41,597	25,806	97,332	77,735
Total segment operating income	103,125	70,329	256,619	218,924
Corporate and other expenses	(9,077)	(9,095)	(29,485)	(28,273)
Total operating income	94,048	61,234	227,134	190,651

Interest income, net	766	2,977	1,935	7,820
Other income, net	—	221	—	221
Income before income taxes	94,814	64,432	229,069	198,692
Income tax expense	20,723	14,244	53,377	45,352
Net income	$74,091	$50,188	$175,692	$153,340
Less: net income attributable to non-controlling interest	11,927	8,564	31,626	27,164
Net income attributable to Cactus Inc.	$62,164	$41,624	$144,066	$126,176

Net income attributable to Cactus Inc.	$62,164	$41,624	$144,066	$126,176
Less: Accretion of redeemable non-controlling interest to redemption value	—	—	81,507	—
Net income attributable to Cactus Inc. including accretion of redeemable non-controlling interest to redemption value	$62,164	$41,624	$62,559	$126,176

Earnings per Class A share - basic	$0.89	$0.61	$0.90	$1.84
Earnings per Class A share - diluted(2)	$0.87	$0.60	$0.89	$1.83

Weighted average shares outstanding - basic	69,899	68,681	69,487	68,465
Weighted average shares outstanding - diluted(2)	81,108	69,196	70,143	68,877

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the nine months ended September 30, 2026, and three and nine months ended September 30, 2025, excludes 10.6, 11.2 million, and 11.3 million shares of Class B common stock, respectively, as the effect would be antidilutive. Dilution for the three months ended September 30, 2026 includes an additional $11.8 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 27%, and 10.3 million weighted average shares of Class B common stock, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	December 31,
	2026	2025
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$354,221	$123,571
Restricted cash	—	371,011
Accounts receivable, net	506,342	164,493
Inventories	401,575	276,613
Prepaid expenses and other current assets	23,806	19,231
Total current assets	1,285,944	954,919

Property and equipment, net	403,621	342,592
Operating lease right-of-use assets, net	30,761	19,491
Intangible assets, net	336,158	148,004
Goodwill	285,579	203,028
Deferred tax asset, net	200,015	187,545
Investment in unconsolidated affiliates	5,980	5,923
Other noncurrent assets	31,969	10,115
Total assets	$2,580,027	$1,871,617

Liabilities, Mezzanine Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$211,331	$71,541
Accrued expenses and other current liabilities	104,209	51,388
Contract liabilities	66,545	7,707
Current portion of liability related to tax receivable agreement	21,314	21,314
Finance lease obligations, current portion	8,321	7,476
Operating lease liabilities, current portion	9,196	4,815
Total current liabilities	420,916	164,241

Deferred tax liability, net	14,432	2,786
Liability related to tax receivable agreement, net of current portion	251,568	241,609
Finance lease obligations, net of current portion	9,584	9,672
Operating lease liabilities, net of current portion	27,000	15,786
Other noncurrent liabilities	84,402	4,475
Total liabilities	807,902	438,569

Mezzanine equity
Redeemable non-controlling interest	240,905	—

Total stockholders' equity	1,531,220	1,433,048
Total liabilities, mezzanine equity, and stockholders' equity	$2,580,027	$1,871,617

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2026	2025
	(in thousands)
Cash flows from operating activities
Net income	$175,692	$153,340
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	100,203	47,752
Deferred financing cost amortization	1,212	839
Stock-based compensation	22,187	18,475
Provision for expected credit losses	470	874
Inventory obsolescence	5,733	2,439
Gain on disposal of assets	(3,817)	(2,101)
Deferred income taxes	8,824	22,678
Gain from revaluation of liability related to tax receivable agreement and other	—	(221)
Changes in operating assets and liabilities:
Accounts receivable	(84,086)	(9,463)
Inventories	(21,791)	(46,561)
Prepaid expenses and other assets	(7,911)	2,350
Accounts payable	(13,314)	(5,446)
Accrued expenses and other liabilities	32,415	1,193
Contract liabilities	35,438	—
Net cash provided by operating activities	251,255	186,148

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	(301,011)	—
Investment in unconsolidated affiliate	—	(6,000)
Capital expenditures and other	(47,568)	(32,351)
Proceeds from sales of assets	6,928	3,626
Net cash used in investing activities	(341,651)	(34,725)

Cash flows from financing activities
Payments of deferred financing costs	(100)	—
Payments on finance leases	(5,970)	(5,823)
Dividends paid to Class A common stock shareholders	(30,482)	(27,793)
Distributions to members	(6,902)	(10,303)
Repurchases of shares	(8,066)	(5,914)
Net cash used in financing activities	(51,520)	(49,833)
Effect of exchange rate changes on cash and cash equivalents	1,555	1,181
Net (decrease) increase in cash and cash equivalents	(140,361)	102,771

Cash, cash equivalents, and restricted cash
Beginning of period	494,582	342,843
End of period	$354,221	$445,614

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income subject to the adjustments described in the table below. Among other things, those adjustments exclude income attributable to non-controlling interests in the Company's businesses, with the exception of income attributable to the non-controlling interests in the Company's principal operating subsidiary, Cactus Companies LLC. For these interests, Adjusted net income assumes Cactus, Inc. held all units in its principal operating subsidiary throughout the entire period, with net income reduced by the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
	(in thousands, except per share data)
Net income	$74,091	$61,380	$50,188
Adjustments:
Severance expenses(1)	2,782	4,929	247
Gain from revaluation of liability related to tax receivable agreement and other(2)	—	—	(221)
Transaction related expenses(3)	629	246	3,170
Intangible amortization expense(4)	13,555	14,583	3,997
Inventory step-up adjustment(5)	(219)	9,466	—
Non-controlling interest adjustment(6)	(4,730)	(10,861)	—
Income tax expense differential(7)	(8,121)	(4,630)	(3,662)
Adjusted net income	$77,987	$75,113	$53,719

Diluted earnings per share, as adjusted	$0.96	$0.93	$0.67

Weighted average shares outstanding, as adjusted(8)	81,108	80,875	80,355

Revenue	$430,888	$449,528	$263,954
Net income margin	17.2%	13.7%	19.0%
Adjusted net income margin	18.1%	16.7%	20.4%

(1)Represents non-routine charges related to severance benefits.
(2)Represents non-cash adjustments for the revaluation of the Tax Receivable Agreement ("TRA") liability and the tax indemnity receivable asset related to the FlexSteel acquisition.
(3)Reflects transaction fees and expenses recorded in connection with the acquisition of Cactus International.
(4)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(5)Represents amortization of the Cactus International inventory step-up adjustment due to purchase price accounting.
(6)Represents earnings attributable to non-controlling partners in both the Cactus International joint venture and Cactus International's business in Saudi Arabia.
(7)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 27.0% on income before income taxes for the three months ended September 30 and June 30, 2026, and 25.0% for the three months ended September 30, 2025.

(8)Reflects 69.9, 69.5, and 68.7 million weighted average shares of basic Class A common stock outstanding and 10.3, 10.7 and 11.2 million additional shares for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
	(in thousands)
Net income	$74,091	$61,380	$50,188	$175,692	$153,340
Interest income, net	(766)	(949)	(2,977)	(1,935)	(7,820)
Income tax expense	20,723	23,151	14,244	53,377	45,352
Depreciation and amortization	27,032	27,162	16,188	80,507	47,752
EBITDA	121,080	110,744	77,643	307,641	238,624
Gain from revaluation of liability related to tax receivable agreement and other(1)	—	—	(221)	—	(221)
Severance expenses(2)	2,782	4,929	247	8,645	424
Transaction related expenses(3)	629	246	3,170	6,686	10,159
Inventory step-up adjustment(4)	(219)	9,466	—	19,696	—
Stock-based compensation	7,753	7,395	6,104	22,187	18,475
Adjusted EBITDA	$132,025	$132,780	$86,943	$364,855	$267,461

Revenue	$430,888	$449,528	$263,954	$1,268,765	$817,848
Net income margin	17.2%	13.7%	19.0%	13.8%	18.7%
Adjusted EBITDA margin	30.6%	29.5%	32.9%	28.8%	32.7%
(1)Represents non-cash adjustments for the revaluation of the Tax Receivable Agreement ("TRA") liability and the tax indemnity receivable asset related to the FlexSteel acquisition.
(2)Represents non-routine charges related to severance benefits.
(3)Reflects transaction fees and expenses recorded in connection with the acquisition of Cactus International.
(4)Represents amortization of the Cactus International inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
	(in thousands)
Pressure Control
Revenue	$304,829	$343,995	$168,714	$948,996	$538,763

Operating income	61,528	59,154	44,523	159,287	141,189
Depreciation and amortization expense	17,997	18,212	7,211	53,650	21,384
Severance expenses(1)	2,782	4,929	177	8,619	354
Inventory step-up adjustment(2)	(219)	9,466	—	19,696	—
Stock-based compensation	4,035	4,155	3,264	12,623	10,078
Adjusted Segment EBITDA	$86,123	$95,916	$55,175	$253,875	$173,005
Operating income margin	20.2%	17.2%	26.4%	16.8%	26.2%
Adjusted Segment EBITDA margin	28.3%	27.9%	32.7%	26.8%	32.1%

Spoolable Technologies
Revenue	$126,868	$105,533	$95,240	$322,301	$284,043

Operating income	41,597	32,168	25,806	97,332	77,735
Depreciation and amortization expense	9,035	8,950	8,977	26,857	26,368
Severance expenses(1)	—	—	68	26	68
Stock-based compensation	1,322	1,019	1,128	2,778	3,283
Adjusted Segment EBITDA	$51,954	$42,137	$35,979	$126,993	$107,454
Operating income margin	32.8%	30.5%	27.1%	30.2%	27.4%
Adjusted Segment EBITDA margin	41.0%	39.9%	37.8%	39.4%	37.8%

Corporate and Other
Revenue(3)	$(809)	$—	$—	$(2,532)	$(4,958)

Corporate and other expenses	(9,077)	(7,740)	(9,095)	(29,485)	(28,273)
Severance expenses(1)	—	—	2	—	2
Stock-based compensation	2,396	2,221	1,712	6,786	5,114
Transaction related expenses(4)	629	246	3,170	6,686	10,159
Adjusted Corporate EBITDA	$(6,052)	$(5,273)	$(4,211)	$(16,013)	$(12,998)

Total revenue	$430,888	$449,528	$263,954	$1,268,765	$817,848
Total operating income	$94,048	$83,582	$61,234	$227,134	$190,651
Total operating income margin	21.8%	18.6%	23.2%	17.9%	23.3%
Total Adjusted EBITDA	$132,025	$132,780	$86,943	$364,855	$267,461
Total Adjusted EBITDA margin	30.6%	29.5%	32.9%	28.8%	32.7%
(1)Represents non-routine charges related to severance benefits.
(2)Represents amortization of the Cactus International inventory step-up adjustment due to purchase price accounting.
(3)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(4)Reflects transaction fees and expenses recorded in connection with the acquisition of Cactus International.